STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 10/05/2000
                                                           001505649-2238397

                          CERTIFICATE OF DETERMINATION
                                       OF
                         AMERICAN UTILICRAFT CORPORATION

             Providing for the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof
             of Series A Preferred Stock Convertible Preferred Stock

The undersigned John Dupont and James S. Carey certify that:

        ONE: They are the duly elected and acting President and Secretary, respectively, of said Corporation.

        TWO: The Board of Directors of the Corporation, pursuant to the provisions of its Certificate of Incorporation, and Section 151 of the Delaware General Corporate Law, duly adopted the following resolutions:

                RESOLVED, that there is hereby established a series of the Corporation's Preferred Stock, par value $0.00001 per share (the "Preferred Stock"), and to the extent that the powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of such series, are not fixed by the amended Certificate of Incorporation, they are hereby fixed as set forth as Exhibit 1 below.

        THREE: None of the shares of the above established series of the Corporation's Preferred Stock, has of the date hereof been issued.

        THE UNDERSIGNED, being the President and Secretary, respectively, of AMERICAN UTILICRAFT CORPORATION hereby declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct and that this declaration was executed on this 30th day of September, 2000.


                                    /s/ JOHN DUPONT
                                    --------------------------------------------
                                    John Dupont, President




                                    /s/ JAMES S. CAREY
                                    --------------------------------------------
                                    James S. Carey, Secretary

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                                    EXHIBIT 1

                             TERMS AND CONDITIONS OF
                            SERIES A PREFERRED STOCK

         (A) DESIGNATION OF SERIES. The distinctive serial designation of this series of Preferred Stock shall be "Series A Preferred Stock" (hereinafter called "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.

         (B) NUMBER OF SHARES. The number of shares in Series A Preferred Stock shall initially be 1,970,787. Shares in Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

         (C) DIVIDEND PROVISIONS.

             (1) Subject to the rights of any series of Preferred Stock which may hereafter come into existence, the holders of shares of Series A Preferred Stock shall be entitled to dividends and distributions PARI PASSU with Common Stock, which may be declared and payable at such times as the Board of Directors may from time to time determine from amounts legally available for such distribution. There shall be no dividends declared or paid nor any distributions made on the Common Stock unless a pro rata distribution is also made with respect to the Series A Preferred Stock, based on the number of shares held by each, treating each share of Series A Preferred Stock as being equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible. "Distribution" in this paragraph shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Corporation) or the purchase or redemption of shares of the Corporation for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividend shall be the date of declaration thereof and the time of distribution by purchase or redemption of shares shall be the day cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided that where a negotiable debt security is issued in exchange for shares the time of distribution is the date when the Corporation acquires the shares in such exchange.

         (D) LIQUIDATION PROVISIONS.

             (1) Subject to the rights of any series of Preferred Stock that may from time to time come into existence, in the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Series A Preferred Stock and Common Stock pro rata based upon the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock).

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             (2)      For purposes of this paragraph (D), a liquidation,
         dissolution or winding up of this Corporation shall not be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation.

         (E) CONVERSION. The holders of shares of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             (1) OPTIONAL AND AUTOMATIC CONVERSION. Subject to adjustment as provided in Section (E)(3), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into one (1) fully paid and nonassessable share of Common Stock (the "Conversion Price"). Each share of Series A Preferred Stock shall automatically convert at the Conversion Price then in effect on the date which is six (6) months following the date on the date of the approval by Federal Aviation Administration of the FF-1080-200 aircraft ( the "Qualifying Event"). The Conversion Price of each share of Preferred Stock is subject to adjustment upon the occurrence of certain events as set forth in paragraph (E)(3) below.

             (2) MECHANICS OF CONVERSION. Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock or upon a Qualifying Event, he shall surrender the certificate or certificates therefor, duly endorsed, at the offices of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same (if an Optional Conversion) and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted in the case of an optional Conversion or upon the Qualifying Event in the case of a Automatic Conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

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             (3)      CONVERSION PRICE ADJUSTMENTS OF SERIES A PREFERRED STOCK
         FOR CERTAIN ISSUANCE, SPLITS AND COMBINATIONS. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                      (a) STOCK SPLITS. In the event the Corporation should at any time or from time to time following the issuance of the Series A Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common
             Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents.

                      (b) STOCK COMBINATIONS. If the number of shares of Common Stock outstanding at any time following the issuance of Series A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series
             A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                      (c) OTHER DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons or assets (excluding cash dividends), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                      (d) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph
             (E)(3)) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common
             Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph (E)(3) with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this paragraph (E)(3) (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

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                      (e)       NO IMPAIRMENT. This Corporation will not, by
             amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph (E)(3) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

                      (f)       NO FRACTIONAL SHARES AND CERTIFICATE AS TO
             ADJUSTMENTS.
                                (i)     No fractional shares shall be issued
                      upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series
                      A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this paragraph (E)(3), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
                      (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

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                      (g)       RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
             This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                      (h) NOTICES. Any notice required by these terms and conditions of Series A Preferred Stock to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

         (F) VOTING RIGHTS. Except as expressly provided herein, the holder of each share of Series A Preferred Stock shall have the right to ten (10) votes for each share of Common Stock into which such Series A Preferred Stock could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not; however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).